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                                                                     Exhibit 4.1









                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of August 28, 1998

                                       TO

                                   INDENTURE,

                            Dated as of March 1, 1995

                                      among

                            ALLIANT TECHSYSTEMS INC.,

                                     Issuer,

                                       and

                         U.S. BANK NATIONAL ASSOCIATION
              (formerly known as First Bank National Association),


                                     Trustee
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     FIRST SUPPLEMENTAL INDENTURE, dated as of August 28, 1998 by and among
ALLIANT TECHSYSTEMS INC., a Delaware corporation (the "Company"), and U.S. BANK NATIONAL ASSOCIATION (formerly known as First Bank National Association), a national banking association, as Trustee (the "Trustee"), to that certain Indenture, dated as of March 1, 1995, by and between the Company and the Trustee (the "Indenture"). All terms used herein and not otherwise defined herein shall have the same respective meanings as in the Indenture.


                               R E C I T A L S :

     A. The Company has issued and outstanding, pursuant to the Indenture, $150 million aggregate principal amount of 11 3/4% Senior Subordinated Notes due March 1, 2003 (the "Securities");

     B. The Company desires and has requested the Trustee to join with the Company in the execution and delivery of this First Supplemental Indenture for the purpose of amending the Indenture in order to eliminate certain covenants and Events of Defaults;

     C. Section 9.2 of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee to change certain provisions of the Indenture or modify certain rights of the Holders of Securities with the consent of Holders of not less than a majority in aggregate principal amount of the then outstanding Securities and the authorization by a resolution of the Board of Directors of the Company;

     D. Pursuant to a solicitation by the Company, consents to the amendments to the Indenture pursuant to this First Supplemental Indenture of Holders of at least a majority in aggregate principal amount of the then outstanding Securities have been received and a resolution of the Board of Directors of the Company has authorized the Company to enter into this First Supplemental Indenture with the Trustee; and

     E. All things necessary to make this First Supplemental Indenture a valid and binding agreement of the Company and the Trustee and a valid and binding amendment to the Indenture have been done.

     NOW, THEREFORE, the Company and the Trustee hereby agree as follows:

     1.   Amendment. The Indenture is hereby amended as follows:

          1.1. Section 4.3 of Article 4 of the Indenture is amended by deleting such section in its entirety.

          1.2. Section 4.4 of Article 4 of the Indenture is amended by deleting such section in its entirety.

          1.3. Section 4.5 of Article 4 of the Indenture is amended by deleting such section in its entirety.
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          1.4. Section 4.6 of Article 4 of the Indenture is amended by deleting such section in its entirety.

          1.5. Section 4.7 of Article 4 of the Indenture is amended by deleting such section in its entirety.

          1.6. Section 4.8 of Article 4 of the Indenture is amended by deleting such section in its entirety.

          1.7. Section 4.9 of Article 4 of the Indenture is amended by deleting such section in its entirety.

          1.8. Section 4.10 of Article 4 of the Indenture is amended by deleting such section in its entirety.

          1.9. Section 4.11 of Article 4 of the Indenture is amended by deleting such section in its entirety.

          1.10. Section 4.12 of Article 4 of the Indenture is amended by deleting such section in its entirety.

          1.11. Section 4.13 of Article 4 of the Indenture is amended by deleting such section in its entirety.

          1.12. Section 4.14 of Article 4 of the Indenture is amended by deleting such section in its entirety.

          1.13. Section 4.15 of Article 4 of the Indenture is amended by deleting such section in its entirety.

          1.14. Section 4.16 of Article 4 of the Indenture is amended by deleting such section in its entirety.

          1.15. Section 4.17 of Article 4 of the Indenture is amended by deleting such Section in its entirety.

          1.16. Section 5.1 of Article 5 of the Indenture is amended by deleting such section in its entirety.

          1.17. Section 5.2 of Article 5 of the Indenture is amended by deleting such section in its entirety.

          1.18. Section 6.1(d) of Article 6 of the Indenture is amended by deleting such section in its entirety.
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          1.19. Section 6.1(e) of Article 6 of the Indenture is amended by deleting such section in its entirety.

          1.20. Section 6.1(f) of Article 6 of the Indenture is amended by deleting such section in its entirety.

          1.21. Section 6.1(g) of Article 6 of the Indenture is amended by deleting such section in its entirety.

          1.22. Section 1.1 of Article 1 of the Indenture is amended by deleting therefrom all definitions when references to such definitions would be eliminated as a result of the amendments to the Indenture contemplated by Sections 1.1 through 1.21 hereof.

          1.23. The Indenture is also amended to delete all cross-references to any of the covenants, Events of Default or definitions deleted by the amendments to the Indenture contemplated by Sections 1.1 through 1.21 hereof.

     2. Effectiveness. This First Supplemental Indenture shall be effective on the date hereof; provided, however, that the amendments to the Indenture contemplated by Section 1 above (the "Amendments") shall not become operative unless and until the Company's offer to purchase any and all of the outstanding Securities upon the terms and conditions set forth in the Offer To Purchase and Consent Solicitation dated August 18, 1998 and the related Consent and Letter of Transmittal, as either of them may be amended from time to time, has been consummated. Upon the Amendments becoming operative, the Indenture shall be deemed to be modified and amended in accordance herewith and the respective rights, limitations of rights, obligations, duties and immunities under the Indenture of the Trustee, the Company and the holders of the Securities shall thereafter be determined, exercised and enforced under the Indenture subject in all respects to such modifications and amendments, and all the terms and conditions of this First Supplemental Indenture shall be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

     3. Miscellaneous.

     3.1. This First Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this First Supplemental Indenture shall henceforth be read and construed together.

     3.2. The Indenture as supplemented by this First Supplemental Indenture is in all respects confirmed and preserved.

     3.3. If any provision of this First Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA, that is required under the TIA to be part of and govern any provision of this First Supplemental Indenture, the provision of the TIA shall control. If any provision of this First Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provisions of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this First Supplemental Indenture, as the case may be.
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     3.4. In case any provision of this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     3.5. The Section headings herein are for convenience only and shall not affect the construction hereof.

     3.6. Nothing in this First Supplemental Indenture, the Indenture, or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder, and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this First Supplemental Indenture or the Securities.

     3.7. All covenants and agreements in this First Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

     3.8. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE OR ENTERED INTO AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

     3.9. This First Supplemental Indenture may be executed in counterparts, each of which shall be an original, and all of which taken together shall constitute one and the same instrument.
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     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental
Indenture to be duly executed as of the day and year first above written.



                                   ALLIANT TECHSYSTEMS INC. as Issuer


                                   By: /s/ Scott S. Meyers
                                       ----------------------------------
                                   Name: Scott S. Meyers
                                   Title:   Vice President, Treasurer and
                                   Chief Financial Officer






                                   U.S. BANK NATIONAL ASSOCIATION,
                                   (formerly known as First Bank National
                                   Association)
                                   as Trustee



                                   By: /s/ Richard H. Prokosch
                                       ----------------------------------
                                   Name: Richard H. Prokosch
                                   Title:   Asst Vice President